SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:            September 30, 1998


                               GS TELECOM LIMITED.
             (Exact name of registrant as specified in its charter)


     COLORADO                  0-13313                       36-3296861
(State or other               (Commission                   (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)



C/O 10200 W. 44TH AVE., #400, WHEAT RIDGE, CO                 80033
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code 011-44-171-404-9442




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Item 1.  CHANGES IN CONTROL OF REGISTRANT

                  None.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  None.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

                  None.

Item 4.  CHANGES IN ACCOUNTANTS

                  None.

Item 5.  OTHER EVENTS

                  The Company, which is in the process of changing its name to Ecom International Inc., has agreed to acquire all the shares of Masstech Inc., a Delaware Corporation, whose principal assets are Software or Intellectual Property Rights (IPR) acquired from the leading special effects studios of Manex Entertainment (ME) and Manex Visual Effects (MVE).

                  The consideration for this acquisition is 50,000,000 shares of GST common stock and a two year 8% US$ 2.5 million loan note. (See Exhibit 7.1 - Share Exchange Agreement).

                  The Company will be dedicated to exploiting the commercial potential of its software. The merger brings together the IPRs of two highly innovative companies. The two business divisions of the Company are:

                  The Energy Saving Division which designs and markets a range of high technology, low cost heating control systems that materially reduce energy consumption and CO2 emissions. These systems are designed to save energy commercially and domestically, reduce pollution and contribute towards a "greener" environment. These systems will form the basis of the Ecological Division with a much expanded product range.

                  Ecom's - Software (IPR) Division will exploit, through Masstech Inc., the wide-ranging commercial opportunities arising from the highly sophisticated software created or being created by MVE, a creative, special effects studio with credits for major movies such as Die Hard, Eraser, Judge Dredd and Predator.




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                  The  Masstech  Software  has  development  potential  for many
                  commercial  applications,   including  the  media,  games  and
                  entertainment, architecture and engineering, education, the Web and business presentations, defence, medical and digital
                  warehousing.   The  products  include  VPLA,  Visual  Effects,
                  Computer Games, World Wide Web, 3-Dimensional Graphic Toolkits for motion analysis and Photo Reality.

Item 6. BOARD OF DIRECTORS

                  Upon the closing of the acquisition of Masstech Inc. and the filing of the required Section 14f Notice to Shareholders the Company will re-organize it's Board of Directors and management to reflect the management skills needed to maximize its commercial opportunities.

                  Accordingly the following persons may then be appointed to the Board of Directors:

                           Andrew Castle - Chairman and President
                           Dr. Steven Gillam - Chief Executive Officer

                           Gary Botha - Finance Director and Secretary is currently a Director of GS Telecom Limited.

                  The other current Directors of GS Telecom Limited, David Innes, Gordon Bliss and Joslin Bennett will resign after appointment of new directors and compliance with notice requirements of Section 14f of the Securities Exchange Act of 1934. Marshall Kaye had previously resigned as a Director on July 29 1998.

Item 7.  FINANCIAL STATEMENTS PRO FORMA FINANCIAL & EXHIBITS

                  7.1      Agreement and Plan of Reorganization


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 1998                             GS TELECOM LIMITED


                                                     By:/s/Gary Botha
                                                     --------------------------
                                                              Secretary